UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

JANUS HENDERSON GROUP PLC
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A contains the transcript of a video embedded in an internal memo to employees of Janus Henderson Group plc (“Janus Henderson”), which was delivered on December 22, 2025.

CEO Video Transcript

•	Hi, everyone, Hope you’re all well. So, I obviously have some news for you with the agreement for our firm to go private again. I am just thrilled about the future of Janus Henderson in closer partnership with both Trian and General Catalyst. And since I’ve been told a big global town hall would be challenging to successfully pull off during a holiday week, we thought a video would be a good way to touch base and share my true enthusiasm about this news.

•	To start, you should know this transaction is a tribute to all of you—individually and collectively. We’ve done incredible work together over the past few years living our mission, values, and purpose, and executing our strategy, all in support of our clients and their clients. And the results…our results…, both operationally and financially, speak for themselves. Market share gains, 6 consecutive quarters of net inflows, record AUM, strong operating margins, big client wins, Aladdin, etc., etc.

•	Now, that’s why Trian and General Catalyst are eager to support our next phase of growth. We’ve done well for shareholders as a public company, and are at the stage of needed incremental investments where we think we can do better as a private company.

•	Trian brings deep expertise in asset management and has long been one of our strongest supporters—many of you have met with Nelson Peltz and other members of the team there over the years. General Catalyst is a growth-oriented investment firm with experience in technology and AI. You will soon meet Hemant Taneja, the CEO there, and other members of their industry-leading team. Together, they’ll help us invest in products, client services, technology, and talent—accelerating our growth and building for the future.

•	As we move through the approval process over the next several months, it’s important that we stay focused on what we do best—delivering for our clients, together.

•	We know you’ll have questions as we move forward, and we’re committed to ensuring that employees are kept informed. I assure you we are working on all of the things you might care about.

•	I look forward to sharing additional thoughts with you during a Town Hall we’ll host after the holidays, but as I mentioned, I’m always more than happy for you to reach out to me with any suggestions, topics, or questions in advance at CEOideas@janushenderson.com.

•	In the meantime, I hope you finish the last few days of the year strongly, and then take some well-deserved time with your loved ones over the holidays.

•	Then…as you know I’d say…let’s hit the ground running and kick off the new year at a fast pace…together.

•	Happy holidays and thank you for all that you do. And I look forward to building on our momentum in 2026 and beyond.

Forward Looking Statements

Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, Janus Henderson’s ability to obtain the regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings or furnishings made by Janus Henderson with the SEC from time to time.

Important Information and Where to Find It

In connection with the proposed transaction, Janus Henderson Group plc (“Janus Henderson”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to Janus Henderson’s shareholders. Janus Henderson and affiliates of Janus Henderson intend to jointly file a transaction statement on Schedule 13E-3. Janus Henderson may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the Solicitation

Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.